EXHIBIT 99.1

FOR IMMEDIATE RELEASE

ACCO BRANDS ANNOUNCES TICKER SYMBOL CHANGE
AND SATISFACTION OF KEY CONDITION TO PENDING MERGER

• Ticker symbol change expected to be effective May 1, 2012

LINCOLNSHIRE, ILLINOIS, April 13, 2012  – ACCO Brands Corporation (NYSE:ABD), a world leader in branded office products, today announced that in conjunction with the anticipated closing of the pending merger of a wholly owned subsidiary of ACCO Brands with MeadWestvaco’s Consumer & Office Products business, its NYSE ticker symbol will change to “ACCO.”  The new symbol is expected to become effective as of the opening of NYSE trading on Tuesday, May 1, 2012.

The new ACCO ticker symbol now matches the widely recognized ACCO Brands name. “The investing public and our customers know us as ACCO Brands,” said Chairman and Chief Executive Officer Robert J. Keller.  “Our new trading symbol will be another positive step in our transformation.”

As previously announced, on November 17, 2011, ACCO Brands and MeadWestvaco Corporation (NYSE: MWV) signed a definitive agreement to merge MeadWestvaco’s Consumer & Office Products business into ACCO Brands.  Today MWV announced that it has received a ruling from the Internal Revenue Service confirming the tax-free nature of the distribution of 50.5 percent of the outstanding shares of common stock of ACCO Brands to MWV shareholders, which distribution will be made upon the merger becoming effective.

Completion of the merger remains subject to the satisfaction or waiver of certain conditions, including the approval of the merger by ACCO Brands’ shareholders at a special meeting of shareholders scheduled for April 23, 2012. If the merger is approved, the new shares to be issued will begin trading on a when-issued basis April 24, 2012, under the NYSE ticker symbol “ACCO wi.”  Assuming the merger is completed before May 1, 2012, it is anticipated that, effective upon the opening of regular trading on May 1, 2012, all shares of ACCO Brands common stock will trade under the new ticker symbol “ACCO.”

About ACCO Brands Corporation

ACCO Brands Corporation is a world leader in branded office products. Its industry-leading brands include Day-Timer®, Swingline®, Kensington®, Quartet®, GBC®, Rexel, NOBO, Derwent, Marbig and Wilson Jones®, among others. Under the GBC brand, the company is also a leader in the professional print finishing market.

Forward-Looking Statements

This press release contains certain statements which may constitute “forward-looking statements” as that term is defined in the Private Securities Litigation Reform Act of 1995.

These forward-looking statements are subject to certain risks and uncertainties, are made as of the date hereof and the company assumes no obligation to update them.

Forward-looking statements relating to the proposed merger involving ACCO Brands and the Consumer & Office Products business of MeadWestvaco Corporation include, but are not limited to: statements about the benefits of the proposed merger, including future financial and operating results; ACCO Brands’ plans, objectives, expectations and intentions; the expected timing of completion of the merger; and other statements relating to the merger that are not historical facts.  With respect to the proposed merger, important factors could cause actual results to differ materially from those indicated by such forward-looking statements, including, but not limited to: the risk that a condition to closing of the merger may not be satisfied; the length of time necessary to consummate the merger; the risk that the cost savings and any other synergies from the transaction may not be fully realized or may take longer to realize than expected and the impact of additional indebtedness.  These risks, as well as other risks associated with the proposed merger, are more fully discussed in the proxy statement/prospectus included in the registration statement on Form S-4 that ACCO Brands filed with the United States Securities and Exchange Commission (“SEC”) on March 22, 2012 in connection with the proposed merger.

In connection with the proposed merger, the registration statement has been declared effective by the SEC. This registration statement includes a proxy statement/prospectus of ACCO Brands that has been mailed to the shareholders of ACCO Brands. Shareholders are urged to read the proxy statement/prospectus and any other relevant documents, because they contain important information about ACCO Brands and the proposed merger.  The proxy statement/prospectus and other documents relating to the proposed merger can be obtained free of charge from the SEC’s website at www.sec.gov. The proxy statement/prospectus and other documents can also be obtained free of charge from ACCO Brands upon written request to ACCO Brands Corporation, Investor Relations, 300 Tower Parkway, Lincolnshire, Illinois 60069, or by calling (847) 484-3020.

This communication is not a solicitation of a proxy from any security holder of ACCO Brands. However, ACCO Brands and certain of its directors and executive officers may be deemed to be participants in the solicitation of proxies from shareholders in connection with the proposed merger under the rules of the SEC.  Information about the directors and executive officers of ACCO Brands may be found in its 2011 Annual Report on Form 10-K filed with the SEC on February 23, 2012, as amended, and its definitive proxy statement relating to its 2012 Annual Meeting of Shareholders filed with the SEC on March 30, 2012.

For further information:

Rich Nelson                                           Jennifer Rice
Media Relations                                     Investor Relations
(847) 484-3030                                    (847) 484-3020